Exhibit 23.1




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-88871 of Empire Energy Corporation on Form S-8 of our report dated April 12, 2002, appearing in this Annual Report on Form 10-KSB of Empire Energy Corporation as of and for the year ended December 31, 2001.



/s/  Pickett, Chaney & McMullen LLP
-----------------------------------
     Pickett, Chaney & McMullen LLP


Lenexa, Kansas
April 12, 2002